UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2011 (February 18, 2011)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19969 (Commission File Number)	71-0673405 (IRS Employer Identification Number)

3801 Old Greenwood Road Fort Smith, Arkansas (Address of principal executive offices)		72903 (Zip Code)

Registrant’s telephone number, including area code:  (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 18, 2011 the Compensation Committee (the “Committee”) of the Board of Directors of Arkansas Best Corporation (the “Company”) took the following actions:

Long-Term Incentive Plan Compensation Performance Measures

The Company’s stockholders approved the 2005 Ownership Incentive Plan (the “Plan”) on April 20, 2005 and subsequently approved amendment one to the Plan on April 22, 2010. Pursuant to the Plan, on February 18, 2011, the Committee established a Long-Term Incentive Plan (the “LTIP”) for the three year measurement period of 2011-2013. The 2011-2013 LTIP performance measures are weighted equally based on the return on capital employed (“ROCE”) and Total Shareholder Return (“TSR”) for the Company.

The Committee approved the performance measure and goals and the individual target incentive awards under the 2011-2013 LTIP. For the “ROCE Component” the Committee determined that it would use the Company’s three year average ROCE as its performance measure and that a minimum of 3% ROCE must be achieved for an incentive to be earned with higher levels of ROCE resulting in additional earned incentive. For the “TSR Component” the Committee determined that the performance measure would be based on TSR compared to peer group as its performance measure and that a minimum 25th percentile ranking must be achieved for an incentive to be earned under the TSR component with higher percentile rankings resulting in additional earned incentive.

If the ROCE and TSR targets are achieved, the Company’s President — CEO would receive $446,250; the Company’s and ABF’s Senior Vice Presidents would each receive $199,500; and the Company’s Vice President — CFO would receive $141,900 for the 2011-2013 measurement period (based on their current base salary levels). The actual incentive amount will depend on the final average ROCE achieved, the Company’s TSR compared to the peer group and each participant’s base salary earned in 2011 to 2013.

The Committee capped potential LTIP payouts at a maximum payout of 250% of the target payout factor (the maximum annual award for the 2010-2012 LTIP was 400% of the participant’s average base salary). This change reduced the maximum payout opportunity under the LTIP for all participants compared to the maximum payout opportunities in prior years.

The peer companies for the 2011-2013 TSR Component are the following publicly traded companies: Celadon Group Inc., CH Robinson Worldwide, Inc., Con-way, Inc., Covenant Transport, Inc., FEDEX Corp., Heartland Express, Inc., J.B. Hunt Transport Services, Inc., Landstar Systems, Inc., Knight Transportation, Inc., Old Dominion Freight Line, Inc., Ryder System Inc., SAIA, Inc., Swift Transportation Corporation, United Parcel Service, Inc., Universal Truckload Services, USA Truck Inc., US Xpress Enterprises, Inc., Vitran Corporation, Werner Enterprises, and YRC Worldwide, Inc.

A copy of the LTIP form of agreement approved by the Committee is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The Company intends to use this form of agreement from time to time in connection with awards to named executive officers and certain employees.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

99.1         ABC/DTC/ABF Long-Term (3-Year) Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION
(Registrant)

Date:	February 22, 2011	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	ABC/DTC/ABF Long-Term (3-Year) Incentive Compensation Plan.